UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2007
Date of Report (Date of earliest event reported)

WORLDBID CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 201
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 201-0400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	Entry Into A Material Definitive Agreement.

Effective February 9, 2007, Worldbid Corporation (the “Company”) amended the terms of its Agreement and Plan of Merger entered into on August 23, 2006 (the “Prior Plan of Merger”) with Royalite Petroleum Corp. by:

(a)	terminating the provisions of the Prior Plan of Merger in their entirety; and

(b)	entering into an Amended and Restated Agreement and Plan of Merger (the “Amended Plan of Merger”).

Under the terms of the Amended Plan of Merger, Royalite will merge with and into Royalite Acquisition Corp., a wholly owned subsidiary of the Company incorporated solely for the purpose of completing the Amended Plan of Merger (“Worldbid Sub”), with Worldbid Sub continuing as the surviving corporation. The Company will issue one share of the Company’s common stock in exchange for each outstanding share of Royalite common stock. Royalite currently has 24,960,667 shares of common stock outstanding. Immediately following the merger of Royalite and Worldbid Sub, the Company intends to merge Worldbid Sub with and into the Company, with the Company as the surviving corporation (the “Second Merger”). As part of the Second Merger, the Company intends to change its name to “Royalite Petroleum Company Inc.”

Under the terms of the Prior Plan of Merger, the completion of the merger between the Company and Royalite was conditional on the disposition by the Company of its interest in its wholly owned subsidiary, Worldbid International Inc. (formerly Worldbid Canada Corporation). Under the terms of the Amended Plan of Merger, the Company is no longer required to divest itself of Worldbid International Inc. As a result, the Company no longer intends to proceed with the spin-off (the “Spin-Off”) of Worldbid International Inc. to the Company’s stockholders or otherwise dispose of Worldbid International Inc.

Under Nevada law, the Amended Plan of Merger and the Second Merger do not require the approval of the Company’s stockholders. Furthermore, the Company no longer intends to proceed with the Spin-Off. As a result, the Company’s Board of Directors have cancelled the special meeting called for the purpose of obtaining stockholder approval of the Prior Plan of Merger and the Spin-Off.

The Amended Plan of Merger is expected to be completed on or before February 28, 2007, however completion of the Amended Plan of Merger continues to be subject to a number of conditions, including:

(a)	Royalite obtaining the approval of its stockholders for the Amended Plan of Merger; and

(b)	Royalite delivering the financial statements required under Securities Exchange Act of 1934 and the US Securities and Exchange Commission’s rules promulgated thereunder.

ITEM 1.02	Termination of a Material Definitive Agreement.

Effective February 9, 2007, under the terms of the Amended Plan of Merger, the Company and Royalite mutually agreed to terminate the provisions of the Prior Plan of Merger in their entirety. No penalties were incurred by the Company or Royalite as a result of the termination of the Prior Plan of Merger.

A copy of the Prior Plan of Merger was filed as an Exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on August 29, 2006.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

The Company’s Board of Directors have cancelled the special meeting (the “Special Meeting”) of the Company’s stockholders that had been called for the purpose of seeking approval for the Prior Plan of Merger and the SpinOff. Under Nevada law, the Company is not required to obtain the approval of its stockholders for the merger between Royalite and Worldbid Sub or for the merger between Worldbid Sub and the Company. In addition, under the Amended Plan of Merger, the Company is no longer required to dispose of Worldbid International Inc. and the Company no longer intends to proceed with the Spin-Off.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements And Exhibits

(c)	Exhibits

10.1	Amended and Restated Agreement and Plan of Merger entered into on February 9, 2007 between Worldbid Corporation, Royalite Acquisition Corp. and Royalite Petroleum Corp.

99.1	News Release dated February 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDBID CORPORATION

Date: February 14, 2007
	By:	/s/ Logan B. Anderson

LOGAN B. ANDERSON
President, Chief Executive Officer,
and Director